Exhibit 10.41

LEASE AGREEMENT

STATE OF GEORGIA

COUNTY OF CHEROKEE

This Lease Agreement, made and entered into by and between Fowler Crossing Partners, LP, hereinafter referred to as "Landlord", and Sonoma Pharmaceuticals, Inc. hereinafter referred to as "Tenant";

W I T N E S S E T H:

1.                   Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and Leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within The Park at Fowler Crossing (the "Park") located in the County of Cherokee, City of Woodstock, State of Georgia, more particularly described as follows:

Office space for a total of approximately 4,100 rentable square feet located in a building (the "Building") of 19,200 square feet total and more commonly known as 645 Molly Lane, Suite 150 Cherokee County, Georgia and further described by the Site Plan - Exhibit "A", Floor Plan - Exhibit "B", attached hereto and incorporated herein.

Together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the said premises and together with the Building and other improvements erected upon said premises (the said real property and the Building and improvements thereon being hereinafter referred to as the "Premises").

To Have and to Hold the same for a term commencing on or about October 1, 2018 (subject to completion of improvements and receipt of a certificate of occupancy) and ending at 12:00 Midnight on or about November 30, 2023 or (62 complete months of occupancy in 645 Molly Lane, Suite 150 Woodstock, GA). If this Lease is executed before the Premises are available and ready for occupancy Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same; and Landlord hereby waives payment of rent covering any period prior to the tendering of possession of the Premises to Tenant hereunder.

2.                   Rent and Security Deposit. Tenant agrees to pay to Landlord rent, without notice, demand, deduction, or set off, for the entire term hereof for said Premises in monthly installments as set forth in Paragraph 29A hereof. The first monthly installment in the sum of Five thousand forty dollars and 00/100 ($5,040.00) shall be due upon execution of this Lease Agreement, and a like monthly installment shall be due and payable without demand on or before the same day of each succeeding month during the hereby demised term, as set forth in Section 29A of the Addendum hereto; provided that if the said commencement date should be a date other than the first day of a calendar month, there shall be due and payable on the said commencement date as rent for the balance of the calendar month during which the said commencement date shall fall a sum equal to that proportion of the rent for a full month as herein provided which the number of days from the said commencement date to the end of the calendar month during which the said commencement date shall fall bears to the total number of days in such month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the hereby demised term as first above provided. In addition, Tenant agrees to deposit with Landlord upon execution of this lease agreement the sum of Five thousand six hundred seventy-two dollars and 00/100 ($5,672.00) which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned within 14 days of lease expiration by Landlord to Tenant upon termination of this Lease.

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3.                   Use. The Premises shall be used only for the purpose of General Office and for such other lawful purposes as may be incidental thereto; subject, however, to the Rules and Regulations set forth in Exhibit "D" attached hereto and incorporated herein. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon, or connected with the Premises, all at Tenant’s sole expense. Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous.

4.                   Real Estate Taxes:

       Tenant’s Participation in Real Estate Taxes:

       Base tax year: 2018

(a)                  Tenant’s Taxes:

Tenant covenants and agrees to pay promptly when due all taxes imposed upon its business operations and its Personal property situated in the Premises.

(b)                  Tenant’s Participation in Real Estate Taxes:

Landlord will pay in the first instance all real property taxes, including extraordinary and/or special assessments (and all costs and fees incurred in contesting the same), hereinafter collectively referred to as Real Estate Taxes, which may be levied or assessed by the lawful tax authorities against the land and Building 645 Molly Lane, Woodstock, GA 30189) and all other improvements relating to 645 Molly Lane.

Tenant, for each Lease Year or Partial Lease Year, during the term of this Lease or any renewal thereof, shall pay to Landlord its proportionate share, as hereinafter defined, of the amount by which the annual Real Estate Taxes assessed or levied against the land, Building and all other improvements relating to 645 Molly Lane exceed the Real Estate Taxes for the Base Tax Year specified above. Tenant’s proportionate share for said Real Estate Taxes for each Lease Year or Partial Lease Year of the term of this Lease or any renewal thereof shall by determined by dividing the total number of square feet in the Premises by the total number of square feet of all rentable Building space. Any payments due by Tenant hereunder shall be made during each Lease Year or Partial Lease Year of the term of the Lease or any renewal thereof within thirty (30) days after Tenant’s receipt of Landlord’s written certification of the amount due. Tenant’s share shall be prorated in the event Tenant is required to make such payment of a Partial Lease Year. In addition, should the taxing authorities include in such Real Estate Taxes the value of any improvements made by Tenant, not to include the Landlord’s work in Exhibit “B”, or include machinery, equipment, fixtures, inventory or other personal property or assets of the Tenant, then Tenant shall also pay 100% of the Personal Property Taxes and Real Estate Taxes for such items.

If the Lease expires during a Partial Lease Year, Landlord shall bill Tenant, not more than sixty (60) days prior to the expiration date of the Lease, for its estimated pro-rata share of Real Estate Taxes for the Partial Lease Year. Tenant shall remit full payment to Landlord within ten (10) business days of such bill. If Tenant fails to remit such full payment to Landlord, Landlord in its sole discretion, may deduct the amount due from Tenant’s security deposit and be entitled to all other rights and remedies thereunder for Tenant’s default.

Should any governmental taxing authority, acting under any present or future law, ordinance or regulation, levy, assess or impose a tax, excise and/or assessment (other than income or franchise tax) upon or against or in any way related to the land, Building and all other improvements relating to 645 Molly Lane either by way of substitution or in addition to any existing tax on land and Building or otherwise, Tenant shall be responsible for and shall pay to Landlord its proportionate share as set forth above of such tax, excise and/or assessment.

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5.                   Landlord’s Repairs. Landlord shall at his expense maintain only the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant’s employees, agents or invitees, or caused by Tenant’s default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors or special storefronts. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord’s liability hereunder shall be limited to the cost of such repairs or curing such defect. Landlord shall not be liable for any business interruption if Landlord makes repairs within a reasonable period of time. In the event the Premises has a heating, ventilation, and air-conditioning system installed therein on the date of this Lease, then Landlord represents that on the commencement date of this Lease such heating, ventilation, and air-conditioning system shall be in good operating condition.

6.                   Tenant’s Repairs. Tenant shall at its own cost and expense keep in good repair all other parts of the Premises, including but not limited to, windows, glass and plate glass, doors, any special store front, interior walls and finish work, floors and floor covering, heating and air-conditioning systems, plumbing work and fixtures, and shall take good care of the Premises and its fixtures and suffer no waste, normal wear and tear accepted. Tenant shall at its own cost and expense maintain the heating, ventilation, and air conditioning system(s) in good operating condition and shall enter into an HVAC Maintenance Agreement with a mutually agreed upon service company to include not less than the manufacturers recommended Service Schedule. Landlord shall deliver existing HVAC systems in good working order and shall warrant for twelve (12) months from Tenant’s Lease Commencement. Tenant shall make all necessary repairs and replacements and upon termination of this Lease shall deliver such system to Landlord in good operating condition. So long as Tenant has maintained the foregoing preventative Maintenance Contract, Tenant’s Obligation for the cost of any required repairs to each HVAC unit serving the Premises shall be limited to $500 per HVAC unit per occurrence, and an aggregate per annum maximum obligation of $1,500 per HVAC unit for any required repairs or replacement. Tenant will keep the parking areas, driveways and alleys and the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by items set forth under the extended coverage provisions of Landlord’s fire insurance policy.

7.                   Alterations. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner make such minor alterations, additions or improvements or erect, remove or alter such partitions, or erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Building or Premises and without overloading or damaging such Building or Premises, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. At the termination of this Lease, Tenant shall, if Landlord so elects, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition; otherwise such improvements shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be removed if required by Landlord. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the Building and other improvements situated on the Premises.

8.                   Signs. Tenant shall have the right to install signs upon the exterior glass and doors of said Building only when first approved in writing by Landlord, which approval shall not be unreasonably withheld, and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs at the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Building and other improvements.

9.                   Inspection. Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Premises at any time during reasonable business hours, upon prior notice to Tenant, for the purpose of ascertaining the condition of the Premises or in order to make repairs as may be required to be made by Landlord under the terms of this Lease. Landlord will use best efforts to have any work that is disruptive to Tenant’s use of the Premises will be schedule with Tenant in advance. During the period that is 90 days prior to the end of term hereof, Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any time during reasonable business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises is available.

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10.                 Utilities. Landlord agrees to provide at its cost water, electricity, gas and telephone service connections into the Premises; but Tenant shall pay all charges incurred for any utility services, except for water and sewer, used on or from the Premises and any maintenance charges for utilities and shall furnish all replacement electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

11.                 Assignment and Subletting. Tenant shall not have the right to assign this Lease or to sublet the whole or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld; notwithstanding any permitted assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof is then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or Sublease and apply such rent against any sums due to it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a re-lease of Tenant from the further performance of its obligations hereunder. Landlord shall have the right to assign any of its rights under this Lease.

12.                  Fire and Casualty Damage.

(a)       If the Building should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate written notice thereof to Landlord.

(b)       If the Building should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

(c)       If the Building should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, but Landlord shall at its sole cost and expense proceed with reasonable diligence to rebuild and repair such Building, to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been placed on the Premises by Tenant. If the Premises is untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be abated so long as space is untenantable. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant’s exclusive remedy, whereupon all rights and obligations hereunder shall cease and determine. Notwithstanding the above if the building is damaged during the last nine (9) months of the Lease, Tenant, at its option, may terminate.

(d)       Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant, whereupon all rights and obligations hereunder shall cease and determine.

(e)       Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building and other improvements situated on the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

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(f)        Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties covered by the insurance maintained hereunder, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

(g)       Landlord covenants and agrees to maintain standard fire and extended coverage insurance covering the Building and all other improvements in the Park in an amount not less than eighty percent (80%) of the replacement cost thereof, and comprehensive general liability insurance covering the Park. If during the second full Lease year after the commencement date of this Lease, or during any subsequent year of the primary term or any renewal or extension, the insurance premiums for the fire and extended insurance, and comprehensive general liability insurance covering the Park carried by Landlord shall exceed the premium for such insurance for the base tax year defined in Paragraph 4 hereof, Tenant shall pay to Landlord on demand Tenant's proportionate share of such excess determined in the same manner as Tenant's proportionate share of Real Estate Taxes set forth in Paragraph 4 hereof; and the failure to pay such proportionate share upon demand shall be treated in the same manner as a default in the payment of rent hereunder when due.

13.                  Liability. Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant, or caused by the Building and improvements located in the Park becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant agrees to indemnify Landlord and hold it harmless from any loss, expense or claims, including attorneys’ fees, arising out of any such damage or injury; except that any injury to person or damage to property caused by the negligence of Landlord or by the failure of Landlord to repair and maintain that part of the Premises which Landlord is obligated to repair and maintain after the receipt of written notice from Tenant of needed repairs or of defects shall be the liability of Landlord and not of Tenant, and Landlord agrees to indemnify Tenant and hold it harmless from any and all loss, expense or claims, including attorneys’ fees, arising out of such damage or injury.

a)         Notwithstanding anything herein to the contrary, Tenant shall not be liable to Landlord or Landlord’s employees, agents, patrons, invitees, or mortgagees, or any person whomsoever, for any injury to person or damage to property caused by negligence or misconduct of Landlord, its employees or agents, and Landlord agrees to indemnify Tenant and hold it harmless from any loss, claim, damage, cost or expense, including reasonable attorney’s fees, suffered or incurred by Tenant by reason of any damage or injury.

b)        Landlord hereby agrees to indemnify, defend and hold harmless Tenant, its partners, officers, employees, agents, and lenders and each of their respective successors and assigns from and against any and all costs (including reasonable attorney’s fees and the fees of other expert consultants) fines, penalties, claims, auctions, demands, expenses and judgements for loss, damage or injury to property or person resulting from or occurring by reason of (i) any breach by Landlord of his obligations set forth in the Lease, or (ii) the presence of or suspected presence of any Hazardous Materials in, on, under or about the Leased Premises resulting from Landlord’s or other owners’, operators’ or parties’ (other than Tenant’s, its partners’, officers’, employees’, agents’ and contractors’) use or activities on or about the Leased Premises.

14.                 Condemnation.

(a)       If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

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(b)       If less than a substantial part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

(c)       In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

15.                 Holding Over. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a rental equal to the rental payable for the last month of the term of this Lease plus fifty (50%) percent of such. The inclusion of the preceding sentence shall not be construed as Landlord’s permission for Tenant to hold over.

16.                 Quiet Enjoyment. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior Leases. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

Landlord hereby represents and warrants to Tenant as of the date of delivery of possession of the Premises to Tenant as follows:

a)	Landlord has good and marketable title to the Building;
b)	All taxes with regard to the Building have been paid except for the current year which are not yet due and payable;
c)	There are no liens on the Premises which would prevent Tenant from using the Premises for Tenant’s intended use (as defined herein);
d)	All fixtures and electrical and mechanical systems are in good working order, including without limitation plumbing and gas;
e)	The Premises are in compliance with all applicable federal, state and local laws, ordinances, orders, rules regulations and other requirements of governmental authorities relating to the use, condition and occupancy of the Premises;
f)	The Building is free from structural defects and the roof is water tight;
g)	The intended use of Tenant may be conducted on the Premises.

Landlord agrees, throughout the term of this Lease and any extension thereof, to modify the Premises as necessary for the Premises to remain in compliance with all applicable building and zoning codes as they may be amended or modified.

17.                 Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease:

(a)       Tenant shall fail to pay any installment of the rent hereby reserved when due, and such failure shall continue for a period of ten (10) days from the date such installment was due.

(b)       Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c)       Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

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(d)       A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

(e)       Tenant shall desert or vacate any substantial portion of the Premises.

(f)        Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 17), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

(g)       Tenant shall be prohibited from recording Lease.

18.                 Remedies. Upon the occurrence of any of such events of default in Paragraph 17 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a)       Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

(b)      Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting.

(c)       Enter upon the Premises by force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies hereunder. Tenant agrees to pay any reasonable attorney’s fees, based upon custom hourly rates for time actually spent. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed an acceptance of the surrender of the Premises, and no agreement to accept a surrender of said Premises shall be valid unless in writing signed by Landlord. The receipt by Landlord of rent with knowledge of the breach of any covenant or other provision contained in this Lease shall not be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein.

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19.                 Landlord’s Lien. In addition to any statutory lien for rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest in all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have in addition to any other remedies herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph 19 at public or private sale upon five (5) days’ notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

20.                 Mortgages. This Lease shall be subordinate to any mortgage, deed to secure debt or similar security instrument hereafter executed by Landlord and constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if any mortgagee or holder of any such security instrument shall so require, Tenant will, at any time hereafter, on demand execute and deliver any instruments, releases or other documents which may be required by any mortgagee or security instrument holder for the purpose of subjecting and subordinating this Lease to the lien and/or security title of any such mortgage, deed to secure debt or similar security instrument.

21.                 Landlord’s Default. In the event Landlord should become in default in the performance of its obligations under this Lease, Tenant shall have such remedies as are provided by Georgia law or in equity.

22.                 Mechanic’s Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the Leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its Leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the Leasehold estate or against the rights, titles and interest of the Landlord in the Premises or under the terms of this Lease.

23.                 Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(a)       All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(b)      All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

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(c)       Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not on the earlier of the date of receipt or the third business day after the date same was deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

Landlord:	Tenant:
Thomas Hall Fowler	Sonoma Pharmaceuticals, Inc.
Fowler Crossing Partners, LP	1129 North McDowell Blvd
P. O. Box 532	Petaluma, Ca. 94954
Woodstock, GA 30188	Attn: Jim Schutz
Phone: 770-926-3195	Phone: 707-283-0550

Landlord Agent:	Tenant Agent:
SK Commercial Realty	Joel and Granot Commercial Real Estate
900 Circle 75 Parkway	633 Antone St.
Suite 720	Atlanta, Ga. 30342
Atlanta, Ga. 30339	Attn: Bill Ward
Attn: Furman Wood	Phone: 404-869-2600
Phone: 404-252-1200

If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specified address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

24.                 Miscellaneous.

(a)                 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b)                 The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

(c)                 The captions are inserted in this Lease for convenience only and in no way define, limit, or describe the scope or intent of this Lease, or any provision hereof, nor in any way affect the interpretation of this Lease.

(d)                 Tenant agrees, within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord.

(e)                 This Lease may not be altered, changed or amended except by an instrument in writing signed by Landlord and Tenant.

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25.                 Insurance:

(a)       Tenant, at its sole cost and expense, shall, during the term of this Lease, cause all improvements at any time located in the Premises (other than the building standard tenant improvements) and all equipment, machinery and fixtures from time to time used or intended to be used in connection with the operation and maintenance of the Premises, to be insured for the mutual benefit of Landlord and Tenant against loss or damage by fire and against loss or damage by other risks now or hereafter included in the standard form of all-risk insurance policy, in an amount equal to the full insurable value thereof. Proceeds from such insurance shall be used for the repair and replacement of such improvements, equipment and fixtures.

(b)       Notwithstanding any other provisions of this Lease, Tenant, at its own expense, shall maintain the following insurance coverage. All coverage shall be primary and non-contributory over any insurance the Landlord may elect to provide on its behalf. At the commencement of the Lease Term, and upon renewal of such coverage, Tenant shall deliver to the Landlord an original certificate of such insurance from the insurer providing a minimum of thirty (30) day prior written notice of cancellation. All policies of insurance required to be carried by Tenant under this paragraph shall be in a form satisfactory to Landlord, shall be issued by responsible insurance companies which are licensed to do business in the State of Georgia, have Best’s rating of at Lease "A".

1)        Worker’s Compensation. Tenant shall maintain Worker’s Compensation insurance to comply with all state and/or federal laws which may be applicable.

2)        Comprehensive General Liability. Tenant shall maintain a comprehensive general liability policy including all those coverages normally provided by the extended liability endorsement. Such policies shall specifically name the Landlord as additional insured. Landlord may, at its discretion, request evidence of products insurance.

The minimum limits of liability acceptable are:

a)	One million dollars ($1,000,000.00) for property damage, and
b)	Three million dollars ($3,000,000.00) per occurrence for personal injuries or deaths of persons in or about the Premises.

26.                 Intentionally Deleted.

27.                 Extrinsic Evidence: It is expressly agreed by Tenant, as a material consideration for the execution of this Lease Agreement, that this Lease with the specific references to written extrinsic documents, is the entire agreement of the parties; that there are, and were, no verbal representations, understandings, stipulations, agreements or promises pertaining to this Lease Agreement or the expressly mentioned written extrinsic documents not incorporated in writing in this Lease Agreement. It is likewise agreed that this Lease may not be altered, waived amended or extended except by an instrument in writing, signed by both Landlord and Tenant.

28.                 Late Charges: Other remedies for nonpayment of rental notwithstanding, time is of the essence of this Lease and if Landlord elects to accept rent on or after the tenth (10th) day of the month, a late charge equal to the greater of ten percent (10%) of the monthly rent or Two Hundred Dollars ($200.00) will be due as additional rent. Tenant agrees to tender all late rents by cashier’s check, certified check, or money order. In the event Tenant’s rent check is dishonored by the bank, Tenant agrees to pay Landlord $25.00 as a handling charge and, if applicable, the late charge, and Tenant shall deliver said monies to Landlord as specified in Paragraph 3. Dishonored checks must be replaced by cashier’s check, certified check or money order. In the event more than one check is dishonored, Tenant agrees to pay all future rents and charges in the form of cashier’s check, certified check, or money order. Any other amounts payable to Landlord under this Lease, with the exception of rent, shall be considered past due 30 days from Landlord’s billing date and Tenant shall pay a monthly service charge of 5% of the amount past due for that and each subsequent month that the amount remains past due. The parties agree that such charges represent a fair and reasonable estimate of the costs the Landlord will incur by reason of such late payment and/or returned check.

29.                 Special Stipulations. [SEE ADDENDUM ATTACHED HERETO AND INCORPORATED HEREIN.]

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EXECUTED the _____ day of August 2018

LANDLORD

Fowler Crossing Partners, LP
a Georgia Limited Partnership

____________________________	By: /s/ Thomas Hall_____________________
Witness	Thomas Hall Fowler, President
The Fowler Group Inc.,
It’s General Partner

TENANT

Sonoma Pharmaceuticals, Inc.

____________________________	BY: /s/ Robert Miller__________
Notary Public
Name: Robert Miller

Title: CFO

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ADDENDUM TO LEASE BETWEEN

Fowler Crossing Partners, LP AND

SONOMA PHARMACEUTICALS, INC.

645 MOLLY LANE, SUITE 150

CHEROKEE COUNTY, GEORGIA

(These Special Stipulations prevail if there is any conflict with the printed form)

SPECIAL STIPULATIONS

29A.       Rent is payable to:

The Park at Fowler Crossing

P. O. Box 532

Woodstock, GA 30188

Rent schedule as follows:

Months	PSF Rate	Monthly Base Rent

1-2	$14.75	$5,040.00*
3-14	$14.75	$5,040.00
15-26	$15.19	$5,191.00
27-38	$15.65	$5,346.00
39-50	$16.12	$5,507.00
51-62	$16.60	$5,672.00

and is due on the 1st of each month.

* Notwithstanding the foregoing rent schedule, Tenant shall be entitled to an abatement of fifty percent (50%) of the Base Rent for the Premises for the initial two (2) months of the Term (the “Abatement Period”), in the amount of $2,520.00 per month, for a total of $5,040 (the “Abatement”).

29B.	The Premises, at the expense of the Landlord, will be finished per the attached
Exhibit A - Site Plan
Exhibit B - Floor Plan -
Exhibit C - Permit Drawings

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29C.        Landlord will pay the base fire and extended coverage and comprehensive general liability insurance premiums on the Land and Building 645 Molly Lane, Woodstock, GA 30189) and all other improvements relating to 645 Molly Lane. Any increases in insurance will be paid by the Tenant, provided the insurance coverage and the premiums charged for said insurance are competitive by industry standards, and provided said increase amount is prorated per Tenant occupancy within the Building (645 Molly Lane, Woodstock, GA 30189) which is 21%, Landlord will provide adequate documentation.

                Base Insurance Year:     2018

Tenant agrees to comply with reasonable loss prevention recommendations of Landlord and/or Tenant's insurance companies.

29D.        Tenant agrees to execute any reasonable estoppel certificates relating to the status of the Lease within 10 business days.

29E.        Brokerage: Pursuant to the Official Code of Georgia, § 10-6A-4, SK Commercial Realty (SKCR) hereby discloses that it represents the Landlord in this transaction and not the Tenant and that Joel and Granot Commercial Real Estate represents the Tenant and not the Landlord in this transaction and that Landlord and Tenant each warrant and represent to the other that they have dealt with no real estate broker in connection with this Lease other than SKCR and Joel and Granot Commercial Real Estate and that no other broker is entitled to any commission on account of this Lease. Each party shall hold the other party harmless from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commissions and charges claimed by any other broker through contacts or claimed contacts the indemnifying party had with such other broker with respect to this Lease. Landlord shall pay the brokerage commissions pursuant to a separate agreement.

29F.        Restrictions on Use - No portion of the Premises shall be used for any of the following purposes: a billiard parlor, a night club, an adult type bookstore or other establishment selling or exhibiting pornographic materials, any business selling or serving alcoholic beverages excepting sales by grocery and drugstore tenants for off premises consumption and by restaurants deriving more than half of their gross sales by serving food, massage parlor, mobile home or trailer court, labor camp, junk yard or stock yard, landfill, garbage dump, or other facility for the dumping, disposing, incineration or reduction of garbage, or for manufacturing, distillation, refining, smelting, or industrial, agricultural, drilling, or mining operation. No portion of the Premises shall be used for any purpose which would violate the following exclusive use rights of other tenants of the Park: [List exclusive use rights of other tenants or insert "None".]

29G.        Rules and Regulations - Tenant shall abide by the Rules and Regulations attached hereto as Exhibit "C" and incorporated herein as the same may be amended from time to time.

29H.        Landlord will pay the base year common area maintenance fees on the building and The Park at Fowler Crossing. Any increases in the common area maintenance will be paid by the Tenant, provided the common area maintenance fees charged for said maintenance are competitive by industry standards, and provided said increase amount is prorated per Tenant occupancy within the building (645 Molly Lane, Woodstock, GA 30189), which is 21%, Landlord will provide adequate documentation.

 Common Area Maintenance to include the following:

 Landscaping maintenance, mowing of grass, trash removal, water and sewer charges associated with normal landscaping and exterior building maintenance, cleaning of parking lot, monitoring and maintenance of sprinkler system, cleaning of exterior building, etc. and general upkeep of the Park. Landlord agrees that controllable operating expenses shall not increase by more than ten percent (10.0%) in the aggregate in any one-year period.

29I.         Landlord will grant the use of 4/1000 parking to office space ratio. There will be no reserved parking spaces other than those required by the ADA for Handicapped parking.

29J.        Signage will be uniform for all Tenants.

29K.        Landlord agrees to Turnkey the Tenants interior improvements per the attached “Exhibit C”. The materials used shall be similar to or above the standard paint, carpet, finishes and fixtures used in the existing buildings at The Park at Fowler Crossing.

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EXHIBIT A

SITE PLAN

645 Molly Lane, Suite 150 (The Park at Fowler Crossing)

To be attached prior to Lease Execution

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EXHIBIT B

FLOOR PLAN

645 Molly Lane, Suite 150 (The Park at Fowler Crossing)

To be attached prior to Lease Execution

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EXHIBIT C

PERMIT DRAWINGS

645 Molly Lane, Suite 150 Woodstock, Ga. 30189

(To be attached upon completion by Robillard Architects prior to execution)

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EXHIBIT D

RULES AND REGULATIONS

1.                   All loading and unloading of goods shall be done only at such times in the areas and through the entrances designated for such purposes by Landlord.

2.                   The delivery or shipping of the merchandise, supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the judgement of Landlord are necessary for the proper operation of the Premises or the Park.

3.                   Tenant will not utilize any unethical method of business operation nor shall any space in the Premises be used for living or sleeping quarters, whether temporary or permanent.

4.                   Tenant shall have full responsibility for protecting the Premises and the property located therein from theft and robbery and shall keep all doors and windows securely fastened when not in use.

5.                   No aerial shall be erected on the roof or exterior walls of the Premises or on the grounds without, in each instance, the written consent of the Landlord. Any aerial so installed without such written consent shall be removed without notice at any time without liability to Landlord and the expenses involved in said removal shall be charged to and paid by Tenant upon demand.

6.                   No loudspeaker, television, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

7.                   Tenant shall maintain the inside of the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures inside the Premises.

8.                   The plumbing facilities shall not be used for any other purpose than that for which they are constructed and no foreign substance of any kind shall be deposited therein. The expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant.

9.                   Tenant shall not burn any trash or garbage of any kind in or about the Premises, the Park or within one mile of the outside property line of the Park.

10.               Tenant shall not cause or permit any unusual or objectionable odors not commonly associated with Tenant’s current operating process to be produced upon or permeated from the Premises nor shall Tenant vent any cooking fumes or odors into the interior of the Building.

11.               Tenant shall not permit, allow or cause any public or private auction, "going out of business", bankruptcy, distress or liquidation sale in the Premises. It is the intent of the preceding sentence to prevent the Tenant from conducting his business in any manner that would give the public the impression that he is about to cease operation and Landlord shall be the sole judge as to what shall constitute a "distress type" sale.

12.               The sidewalk, entrances, passages, quarters or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from the Premises.

13.               No sales tables, merchandise displays, signs or other articles shall be put in front of or affixed to any part of the exterior Building nor placed in the halls, common passageways, corridors, vestibule or parking area without the prior written consent of the Landlord.

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14.               Tenant shall not erect or maintain any barricade or scaffolding which may obscure the signs, entrances or show window of any other Tenant in the Park or tend to interfere with any such other Tenant’s business.

15.               Tenant shall not create or maintain, nor allow others to create or maintain, any nuisances, including with limiting the foregoing general language, loud noises, sound effects, bright lights, changing, flashing, flickering or lighting devices or similar devices, smoke or dust, the effect of which will be visible from the exterior of the Premises.

16.               No additional locks shall be placed on the doors of the Premises by Tenant, nor shall any existing lock be changed unless Landlord is immediately furnished with two keys thereto. Landlord will without charge furnish Tenant with two keys for each lock existing upon the entrance doors when Tenant assumes possession with the understanding that at the termination of the Lease these keys shall be returned.

17.               Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the Premises for Tenant to Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installation of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

18.               Tenant shall not place, install or operate on Premises or in any part of Building, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein, or place or use in or about Premises any explosives, gasoline, kerosene, oil acids, caustics, or any other inflammable, explosive or hazardous material without written consent of Landlord.

19.               Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant’s area or public rooms regardless of whether such loss occurs when area is locked against entry or not.

20.               Tenant shall not at any time display a "For Rent" sign upon the Premises for rent.

21.               Landlord will not permit entrance to Tenant’s offices by use of pass key controlled by Landlord, to any person at any time without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord.

22.               None of the entries, passages, doors, or hallways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, including any alleyways to the rear of the Leased Premises, or such areas being used at any time except for ingress or egress by Tenant, Tenant’s agents, employees or invitees.

23.               No vehicle shall be stored in the Building. No animal shall be brought into the Building.

24.               No sign, tag, label, picture, advertisement, or notice (other than price tags of customary size used in marking samples) shall be displayed, distributed, inscribed, painted or affixed by Tenant on any part of the outside or inside or the Building or of the Premises without the prior written consent of the Landlord.

25.               Tenant shall not do or permit to be done within the Premises anything which would unreasonably annoy or interfere with the right of other Tenants of the Building.

26.               During the ninety days prior to the expiration of the Lease, Landlord may show the Premises to prospective tenants and may place upon the windows or doors thereon one or more "For Rent" signs of reasonable dimensions.

27.               Landlord reserves the right to waive any rule in any particular instance or as to any particular person or occurrence and further, Landlord reserves the right to amend or rescind any of these rules or make, amend and rescind new rules to the extent Landlord, in its sole judgement deems suitable for the safety, care and cleanliness of the Park and the conduct of high standards of merchandising and services therein. Tenant agrees to conform to such new or amended rules upon receiving written notice of the same.

28.               Parking facilities supplied by Landlord for Tenants shall be used for vehicles that may occupy a standard parking area only (i.e. 8’x13’). Moreover, the use of such parking facilities shall be limited to normal business parking and shall not be used for a continuous parking of any vehicle or trailer regardless of size.

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